Exhibit 99.1

REGULATION FD DISCLOSURE
Set forth below are summary historical financial data of the Company, at the dates and for the periods indicated.
Our consolidated balance sheet as of December 31, 2015 consists of the consolidated balances of SPX FLOW as prepared on a stand-alone basis. Our combined balance sheet as of December 31, 2014, and consolidated and combined statements of operations, comprehensive income (loss), equity, and cash flows for the years ended December 31, 2015, 2014 and 2013, have been prepared on a “carve out” basis for the periods and dates prior to the Spin-Off and include adjustments for certain transactions that occurred concurrently upon completion of our Spin-Off from SPX Corporation ("SPX") (the "Spin-Off") as well as stand-alone results for the period subsequent to the date of the Spin-Off.
These consolidated and combined financial statements have been derived from the consolidated financial statements and accounting records of SPX and SPX FLOW and prepared in conformity with U.S. GAAP.
Our historical combined financial statements, prior to the date of the Spin-Off, include certain expenses of SPX that were charged to us for certain corporate centralized functions and programs, including information technology, payroll services, shared services for accounting, supply chain and manufacturing operations, and business and health insurance coverage. In addition, for purposes of preparing the combined financial statements prior to the Spin-Off, a portion of SPX’s total corporate costs were allocated to such financial statements, with the allocations related primarily to (i) the support provided by SPX’s executive management, finance and accounting, legal, risk management, and human resource functions and (ii) costs associated with SPX’s Charlotte, NC corporate headquarters and its Asia Pacific corporate center in Shanghai, China. Our historical combined financial statements, prior to the Spin-Off, also do not reflect the allocation of certain assets and liabilities between SPX and us. Consequently, the financial information included herein may not necessarily reflect our financial position, results of operations and cash flows in the future or what our financial condition, results of operations and cash flows would have been had we been an independent, publicly-traded company during the periods presented.
The following summary historical financial data for the three fiscal years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014 were derived from our audited consolidated and combined financial statements that were included in our 2015 Annual Report on Form 10-K. Our summary combined financial data as of December 31, 2013 has been derived from our combined financial statements included in our Registration Statement on Form 10 as filed with the U.S. Securities and Exchange Commission (the “SEC”). The statement of operations and other financial data for the six months ended July 2, 2016 and June 27, 2015 and the balance sheet data as of July 2, 2016 were derived from our unaudited condensed consolidated and combined financial statements that were included in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016. The balance sheet data as of June 27, 2015 was derived from our unaudited condensed combined financial statements for the quarter ended June 27, 2015 included in our Registration Statement on Form 10 as filed with the SEC as amended on August 19, 2015.
We have also presented summary unaudited consolidated and combined financial data for the twelve month period ended July 2, 2016, which does not comply with U.S. GAAP. These data have been calculated by subtracting the unaudited statements of operations and cash flow data for the six-month period ended June 27, 2015 from the audited statements of operations and cash flow data for the year ended December 31, 2015 and then adding the unaudited statements of operations and cash flow data for the six-month period ended July 2, 2016 from the amounts included in our Quarterly Report on Form 10-Q for the quarter months ended July 2, 2016. We have presented these financial data because we believe they provide our investors with useful information to assess our recent performance.

	Twelve months ended	Six months ended		Year ended December 31,
(in millions)	July 2, 2016	July 2, 2016	June 27, 2015	2015	2014	2013
Statement of Operations data:
Revenues	$2,236.0	$1,033.8	$1,186.3	$2,388.5	$2,769.6	$2,804.8
Operating income (loss)(1)(2)	(368.9)	(416.0)	98.4	145.5	254.6	231.2
Other income (expense), net	2.9	(2.6)	4.3	9.8	2.2	(5.2)
Interest expense, net(3)	(36.5)	(28.7)	(10.3)	(18.1)	(23.4)	(34.7)
Income (loss) before income taxes	(402.5)	(447.3)	92.4	137.2	233.4	191.3
Income tax benefit (provision)(4)	35.7	62.9	(22.6)	(49.8)	(97.5)	(58.8)
Net income (loss)	(366.8)	(384.4)	69.8	87.4	135.9	132.5
Less: Net income (loss) attributable to noncontrolling interests	0.1	(0.5)	(0.7)	(0.1)	1.4	1.5
Net income (loss) attributable to SPX FLOW, Inc.	$(366.9)	$(383.9)	$70.5	$87.5	$134.5	$131.0

Balance Sheet data (end of period):
Cash and equivalents	$229.0	$229.0	$175.1	$295.9	$216.6	$257.8
Total current assets	1,134.2	1,134.2	1,262.3	1,157.4	1,244.1	1,428.0
Property, plant and equipment, net	387.0	387.0	277.3	432.4	272.4	284.7
Total assets(5)	2,792.8	2,792.8	3,952.9	3,304.2	4,028.1	4,490.7
Total current liabilities	734.6	734.6	743.2	764.4	769.9	892.4
Total debt(6)	1,038.5	1,038.5	408.1	1,032.1	1,021.1	1,006.4
Total long-term liabilities	1,205.3	1,205.3	725.6	1,269.2	1,319.4	1,347.8
Total SPX FLOW, Inc. shareholders’ equity	843.1	843.1	2,472.5	1,259.1	1,925.4	2,238.9

Other financial data:
Net cash from (used in) operating activities	$144.0	$(28.6)	$41.0	$213.6	$302.6	$263.3
Net cash used in investing activities	(51.9)	(28.2)	(21.1)	(44.8)	(34.0)	(752.0)
Net cash from (used in) financing activities	(12.5)	1.0	(54.6)	(68.1)	(297.8)	388.3
Decrease in cash and equivalents due to changes in foreign exchange rates	(25.7)	(11.1)	(6.8)	(21.4)	(12.0)	(4.8)
Depreciation and amortization	66.5	34.1	29.5	61.9	65.8	69.9
Capital expenditures	(64.5)	(30.1)	(22.6)	(57.0)	(40.7)	(23.4)
Free cash flow from (used in) operations(7)	79.5	(58.7)	18.4	156.6	261.9	239.9
EBITDA(8)	(296.8)	(382.3)	133.9	219.4	326.4	299.4
Adjusted EBITDA(8)	269.0	110.9	159.6	317.7	411.0	352.1

Financial ratios(9):
Adjusted net debt to Adjusted EBITDA(10)	3.1x

(1)
During 2015, the Company recognized special charges totaling $23.0 million related to the ongoing consolidation and relocation of two manufacturing facilities, located in Germany and Denmark, to an existing facility in Poland.

During the six months ended July 2, 2016 and June 27, 2015, the Company recognized special charges totaling $51.8 million and $7.1 million, respectively. Substantially all of the charges in the six months ended July 2, 2016 related to a global realignment program announced during the first quarter of 2016, including restructuring initiatives to consolidate manufacturing, distribution, sales and administrative facilities, reduce workforce, and market for sale certain corporate assets. See Note 4 to our condensed consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016 for further discussion.
During 2015, 2014 and 2013, the Company recognized expense related to changes in the fair value of plan assets, actuarial gains/losses, and settlement/curtailment gains/losses of $6.3 million, $25.8 million and $2.0 million, respectively, associated with our and SPX’s pension and postretirement benefit plans. See Note 8 to our consolidated and combined financial statements included in our Annual Report for further discussion of employee benefit plans sponsored by us and sponsored by SPX.

(2)
During 2015, the Company recorded impairment charges of $15.0 million and $0.6 million related to the trademarks of certain businesses within our Power and Energy and Food and Beverage reportable segments, respectively, and $7.1 million related to certain technology assets of a business within our Food and Beverage reportable segment.

During 2014, the Company recorded impairment charges of $7.3 million and $4.4 million related to the trademarks of certain businesses within our Power and Energy and Industrial reportable segments, respectively.
During 2013, the Company recorded impairment charges of $3.4 million and $1.3 million related to the trademarks of certain businesses within our Power and Energy and Food and Beverage reportable segments, respectively.
During the six months ended July 2, 2016, the Company performed an interim goodwill impairment test and determined that the fair value of our Power and Energy reportable segment was less than the carrying value of its net assets. As a result of this determination, the Company recorded an impairment charge of $252.8 million to reduce the goodwill of Power and Energy to its implied fair value. The Company also recorded an additional impairment charge of $173.6 million related to certain intangible assets of certain businesses within our Power and Energy reportable segment. See Note 6 to our condensed consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016 for further discussion.

(3)
During 2015, 2014 and 2013, and the six months ended June 27, 2015, the Company recognized interest expense, net of $2.2 million, $25.8 million, $36.3 million and $9.6 million, respectively, on related party notes receivable and payable in which SPX, or its affiliates that were not part of the Spin-Off, were the counterparties. There were no related party notes receivable or payable outstanding during the six months ended July 2, 2016.

(4)
During 2015, the income tax provision was impacted by tax charges of $11.7 million related to dividends from foreign subsidiaries, partially offset by tax benefits of (i) $5.1 million related to net changes in uncertain tax positions, (ii) $2.8 million related to tax rate decreases in Italy and the U.K. and (iii) $2.0 million related to foreign exchange losses recognized for income tax purposes with respect to a foreign branch.

During 2014, the income tax provision was impacted by tax charges of (i) $18.7 million related to increases in valuation allowances recorded against certain foreign deferred income tax assets, and (ii) $18.6 million related to the repatriation of certain earnings of our non-U.S. subsidiaries. The impact of these items was partially offset by $3.8 million of tax benefits related to various audit settlements and statute expirations.
During the six months ended July 2, 2016, the income tax benefit of the Company was impacted by an income tax benefit of $62.9 associated with the $426.4 goodwill and intangible assets impairment charge recognized by our Power and Energy reportable segment (an effective tax rate of 15.9%), as (i) the majority of the goodwill for the Power and Energy reporting unit has no basis for income tax purposes, and (ii) the impairment charge resulted in the addition of a valuation allowance for certain deferred income tax assets. The effective tax rate for the first six months of 2016 also reflects the magnified effect that the small amount of our annual forecasted pre-tax loss has on forecasted annual tax expense.

(5)	Included in total assets as of December 31, 2014 and 2013 and June 27, 2015 are related party notes receivable of $707.1 million, $763.4 million and $670.0 million, respectively.

(6)
Included in total debt as of December 31, 2014 and 2013 and June 27, 2015 are related party notes payable of $1,003.1 million, $988.4 million and $391.3 million, respectively. Total debt as of July 2, 2016 reflects a reduction of $4.1 million of our total outstanding indebtedness of $1,042.6 million, representing deferred financing fees associated with our term loan facility and existing senior notes.

(7)
Free cash flow from (used in) operations is defined as net cash from (used in) operations less capital expenditures. The Company’s management believes that free cash flow from (used in) operations is a useful financial measure for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the cash flow available to fund such things as equity repurchases, dividends, mandatory and discretionary debt reduction and acquisitions or other strategic investments. In addition, although the use of free cash flow from (used in) operations is limited by the fact that this measure can exclude certain cash items within management’s discretion, free cash flow from (used in) operations is a factor used by the Company’s management in internal evaluations of the overall performance of its business. The following table is a reconciliation of U.S. GAAP net cash from (used in) operating activities to free cash flow from (used in) operations.

	Twelve months ended	Six months ended		Year ended December 31,
	July 2,	July 2,	June 27,
($ in millions)	2016	2016	2015	2015	2014	2013
Net cash from (used in) operating activities	$144.0	$(28.6)	$41.0	$213.6	$302.6	$263.3
Capital expenditures	(64.5)	(30.1)	(22.6)	(57.0)	(40.7)	(23.4)
Free cash flow from (used in) operations	$79.5	$(58.7)	$18.4	$156.6	$261.9	$239.9

(8)
EBITDA is defined as net income (loss) attributable to SPX FLOW, Inc. less (i) related party interest expense (income), net, (ii) interest expense, (iii) income tax provision (benefit), and (iv) depreciation and amortization. The Company views EBITDA, when read in conjunction with net income (loss), as giving investors a useful tool to assess the health and prospects of the Company. Additionally, our management uses EBITDA as a measure of the Company’s performance.

The Company announced a global realignment program, pursuant to which it expects to incur costs of approximately $120 million in 2016 and 2017, with costs over the life of the program expected to total approximately $160 million. To aid investors who seek comparability period-to-period, the Company further adjusts EBITDA to exclude the impacts of the realignment program, as well as other items including, but not limited to, impairment of goodwill and intangible assets and stock-based compensation expense. Management uses each of these adjusted measures to assist it in understanding Company performance.
None of the non-U.S. GAAP measures described above is a measure of financial performance under U.S. GAAP, and should not be considered a substitute for, and should be used in combination with, the GAAP number to which it is reconciled. Non-U.S. GAAP measures used by the Company may not be comparable to similarly titled measures reported by other companies. See “Non-U.S. GAAP Financial Measures.”
The following table is a reconciliation of U.S. GAAP net income (loss) attributable to SPX FLOW, Inc. to EBITDA and Adjusted EBITDA:

	Twelve months ended July 2, 2016	Six months ended		Year ended December 31,
		July 2, 2016	June 27, 2015	2015	2014	2013
Net income (loss) attributable to SPX FLOW, Inc.	$(366.9)	$(383.9)	$70.5	$87.5	$134.5	$131.0
Related party interest expense (income), net	(7.4)	—	9.6	2.2	25.8	36.3
Interest expense(a)	46.7	30.4	1.7	18.0	2.8	3.4
Income tax provision (benefit)	(35.7)	(62.9)	22.6	49.8	97.5	58.8
Depreciation and amortization	66.5	34.1	29.5	61.9	65.8	69.9
EBITDA	(296.8)	(382.3)	133.9	219.4	326.4	299.4
Adjustments to EBITDA:
Impairment of goodwill and intangible assets	449.1	426.4	—	22.7	11.7	4.7
Special charges, net(b)	87.3	51.8	7.1	42.6	14.2	16.0
Stock-based compensation expense(c)	21.5	11.2	15.5	25.8	20.0	17.4
Gains on asset sales and other, net(d)	(8.1)	(1.3)	(1.2)	(8.0)	—	—
Non-service cost components of pension expense, net(e)	7.6	1.2	1.1	7.5	8.2	4.1
Pension cost allocated from former parent, net(f)	0.8	—	0.4	1.2	22.8	3.0
Other non-cash employee benefits(g)	6.9	3.5	2.4	5.8	7.1	6.9
Board of director fees	0.7	0.4	0.4	0.7	0.6	0.6
Adjusted EBITDA	$269.0	$110.9	$159.6	$317.7	$411.0	$352.1

(a)	Excludes interest income for the respective periods.

(b)
During 2015, the Company recognized special charges totaling $23.0 million related to the ongoing consolidation and relocation of two manufacturing facilities, located in Germany and Denmark, to an existing facility in Poland.

During the six months ended July 2, 2016 and June 27, 2015, the Company recognized special charges totaling $51.8 million and $7.1 million, respectively. Substantially all of the charges in the six months ended July 2, 2016 related to a global realignment program announced during the first quarter of 2016, including restructuring initiatives to consolidate manufacturing, distribution, sales and administrative facilities, reduce workforce, and market for sale certain corporate assets. See Note 4 to our condensed consolidated and combined financial statements included in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016 for further discussion.

(c)
Prior to the Spin-Off, eligible employees of the Company participated in SPX’s share-based compensation plan pursuant to which they were granted share-based awards of SPX stock. Compensation expense for share-based awards recorded by the Company prior to the Spin-Off includes the expense associated with the employees historically attributable to the Company’s operations, as well as an allocation of stock-based compensation expense for SPX’s corporate employees who provided certain centralized support functions.

(d)	During 2015, gains on assets sales and other, net, include gains on the sale of an affiliate entity as well as certain technology and fixed assets of the Food and Beverage segment.

(e)
Subsequent to the Spin-Off, non-service cost components of pension expense include interest cost, expected return on plan assets, curtailment gains, and recognized net actuarial losses (gains) related to the pension and postretirement plans sponsored by the Company.

(f)
Prior to the Spin-Off, certain of the Company’s U.S. and U.K. salaried and hourly paid employees participated in defined benefit pension plans and certain U.S. salaried and hourly paid employees participated in other postretirement benefit plans, such as health and life insurance plans, that were sponsored by SPX. Pension cost recorded by the Company prior to the Spin-Off includes expense allocations related to these plans for participants who are, or were, employees of the Company, as well as an allocation of expenses for SPX corporate personnel. The allocation of pension costs prior to the Spin-Off includes all components of pension and postretirement benefit expense.

(g)
Subsequent to the Spin-Off, other non-cash employee benefits includes the Company’s matching contributions for employees who participate in our defined contribution retirement plan. Such matching contributions are primarily made in newly issued shares of SPX FLOW common stock.

Prior to the Spin-Off, eligible employees could participate in SPX’s defined contribution retirement plan. Other non-cash employee benefits prior to the Spin-Off includes the amount of cost directly charged to the Company related to matching contributions under the defined contribution retirement plan, as well as an allocation of cost for matching contributions for SPX corporate personnel.

(9)
These ratios have been calculated after giving effect to the issuance of the notes and the use of proceeds therefrom and are based on an “As Adjusted” total debt of $1,088.6 million, giving effect to the repurchase and/or redemption and retirement of all our outstanding 6.875% Senior Notes including prepayment or tender premiums with respect to such repurchase and/or redemption, and to pay fees and expenses related to the foregoing.

(10)
As used in this ratio, adjusted net debt is defined as the sum of our consolidated indebtedness (excluding the undrawn amount of letters of credit and foreign credit instruments as well as associated deferred financing fees), net of cash and cash equivalents, adjusted to exclude indebtedness incurred under our purchase card program (which totaled $19.5 million as of July 2, 2016).